Business Operations Agreement

THIS BUSINESS OPERATIONS AGREEMENT (this “Agreement”) is entered into and among the following parties (the “Parties”) in Jinjiang, Fujian Province, the People’s Republic of China (the “PRC”) on 18 November, 2010:

Party A:

AILIBAO (FUJIAN) MARKETING MANAGEMENT CO.,LTD
Address:	Floor 2, Building 1, Kaiyuan Industrial Zone No.118,
Jiangtou Village, Chendai Town, Jinjiang City
Legal Representative: Lam Mei Ying

Party B:

Fujian Jinjiang Chendai Ailibao Shoes & Clothes Co., Ltd
Address:	Jiangtou village, Chendai town, Jinjiang, Fujian province
Legal Representative: Ding Baojian

Party C:

Ding Baojian
ID Number: 35058219650824574
Address:	East Kaituo Road No.9, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province

Ding Baofu
ID Number: 350582721015053
Address:	Dongmei No.34, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province

Ding Changming
ID Number: 350582197805140531
Address:	East Kaituo Road No.9, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and existing in the PRC.

2.	Party B is a limited liability company registered in the PRC.

3.
A business relationship has been established between Party A and Party B by entering into Exclusive Business and Consulting Services Agreement and so on, pursuant to which Party B shall make various kinds of payments to Party A such that the daily operation of Party B will have a material impact on its payment capacity to Party A.

4.	Members of Party C are directly interested in Party B: Ding Baojian owns 33.34% equity interest in Party B, Ding Baofu owns 33.33% and Ding Changming owns 33.33%.

The Parties, through friendly negotiation in the principles of equality and mutual benefits, hereby agree as follows:

1.	Non-action Obligation

In order to ensure Party B’s performance of the agreements between Party A and Party B and all of its obligations against Party A, Party C hereby jointly acknowledge and agree that unless otherwise agreed by Party A or other parties designated by Party A in written form, Party B will not conduct any transaction which may materially affect its assets, business, personnel, obligations, rights or Party A’s operation, including but not limited:

1.1	to conduct any business beyond the ordinary course of business of Party B or conduct business in a way which is inconsistent with the past practices or in an abnormal way;

1.2	to borrow money from or incur any debt against any third party;

1.3	to change or remove any director or to dismiss and replace any senior management;

1.4	to sell to or acquire from any third party or otherwise dispose of any asset or right exceeding RMB 100,000;

1.5	to provide guarantee for any third party with its assets or intellectual property rights or to provide any other guarantee or to create any other encumbrance on its assets;

1.6	to amend the Articles of Association of the company or to change its business scope;

1.7	to change the ordinary business process or modify any material and internal regulation and rules of the company;

1.8	to assign rights and obligations under this Agreement to any third party;

1.9	to materially adjust the operation model, marketing strategy, operation guidance or client relationship; and

1.10	to distribute any bonus or dividend in any form.

2.	Management of Operation and Arrangements of Personnel

2.1
Party B and Party C hereby agree to accept and strictly implement the proposals and directions of Party A, in respect of the employment and dismissal of the employees, the daily business management and the financial management, and other decision making regarding the business of Party B.

2.2
Party B and Party C hereby agree that the Party C shall only appoint candidates designated by Party A as the directors of Party B in accordance with the procedures under the applicable laws and regulations and the Article of Association of Party B, and cause the appointed directors to elect the chairman of the board as per the candidate recommended by Party A. Party B shall appoint the person designated by Party A as Party B’s General Manager, Chief Financial Officer, and other senior management.

2.3
In case any of the above officers designated by Party A leaves Party A, voluntarily or involuntarily, he/she shall lose the qualification to take any position in Party B. In such case, Party B and or C shall dismiss such person and appoint another person designated by Party A to serve the remaining service term.

2.4
For the purpose of Section 2.3 above, Party C shall take all necessary corporate actions internal and external to accomplish the above dismissal and engagement in accordance with laws, Articles of Association and this Agreement.

3.	Additional Covenants

3.1
In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall be entitled to terminate all agreements between Party A and Party B including but not limited to the Exclusive Business and Consulting Services Agreement.

3.2
Whereas the business relationship between Party A and Party B has been established through Exclusive Business and Consulting Services Agreement and other agreements, the daily business operations of Party B will have a material impact on its capacity to pay the payables to Party A. Members of Party C agree to irrevocably transfer and assign, free of charge, to Party A their rights to receive any bonus, dividend or any other proceed or benefit (in whatever forms) obtained from Party B as its shareholders at the time when such payables occur, and shall provide all the documents or take all actions necessary for such transfer as required by Party A.

4.	Entire Agreement and Amendments

4.1
This Agreement together with all of other agreements and/or documents referred or explicitly indicated in this Agreement will constitute the entire agreement in respect of the subject matters under this Agreement and shall supersede all of other prior agreements, contracts, understandings and communications in oral or written form among all Parties hereto in relation to this matters.

4.2
Any amendment or supplement to this Agreement shall take effect only after it is duly executed by all of the Parties. The amendment and supplement duly executed by each Party shall be integrate part of this Agreement and shall be equally authentic with this Agreement.

5.	Governing Law

The execution, validly, interpretation and the resolution of disputes of this Agreement shall be governed by and construed in accordance with the laws of the PRC.

6.	Dispute Resolution

6.1
The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be resolved through such consultation, either Party may submit such dispute to Xiamen Arbitration Commission for arbitration in accordance with its then-current and effective arbitration rules. The arbitration shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties. This Section shall survive the termination or the recession of this Agreement.

6.2	Each Party shall continue to perform its obligations in good faith in accordance with this Agreement except for the matters in dispute.

7.	Notice

Notices for the purpose of exercising the rights and performing the obligations hereunder shall be in writing and be delivered in person, by registered mail, postage prepaid mail, recognized courier service or by facsimile transmission to the following address of the relevant Party or Parties set forth below.

Party A:

AILIBAO (FUJIAN) MARKETING MANAGEMENT CO.,LTD
Address:	Floor 2, Building 1, Kaiyuan Industrial Zone No.118,
Jiangtou Village, Chendai Town, Jinjiang City
Fax:	0595-85192329
Telephone:	0595-85196329
Addressee:	Lam Mei Ying

Party B:

Fujian Jinjiang Chendai Ailibao Shoes & Clothes Co., Ltd
Address:	Jiangtou village, Chendai town, Jinjiang, Fujian province
Fax:	0595-85192329
Telephone:	0595-85196329
Addressee:	Ding Baofu

Party C:

Ding Baojian
Address:	East Kaituo Road No.9, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province
Fax:	0595-85192329
Telephone:	0595-85196329

Ding Baofu
Address:	Dongmei No.34, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province
Fax:	0595-85192329
Telephone:	0595-85196329

Ding Changming
Address:	East Kaituo Road No.9, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province
Fax:	0595-85192329
Telephone:	0595-85196329

8.	Effectiveness, Term and Miscellaneous

8.1
Any written consent, suggestion, appointment or other decision which would have material impact on Party B’s daily business operations in respect of this Agreement shall be approved by the board of directors of Party A.

8.2	This Agreement will come into effect upon execution by the duly authorized representatives of all Parties and this Agreement shall survive until Party A is dissolved according to the laws of the PRC.

8.3
Neither Party B nor Party C may terminate this Agreement during the term of this Agreement. Party A may terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B and Party.

8.4
The Parties acknowledge that they enter into this Agreement in good faith and on the basis of equality and mutual benefit.  In case any provision in this Agreement is regarded as illegal or unenforceable under any applicable law, it shall be deemed to be excluded from this Agreement and be null and void, as if such provision had never been included in this Agreement. However, the balance of this Agreement will remain in force and this Agreement shall be deemed as without such provisions from the beginning. The Parties shall replace the deemed-deleted provisions with lawful and valid provisions acceptable to all Parties through amicable consultations.

8.5
Any non-exercise of any right, power or privilege hereunder shall not be deemed as a waiver thereof. Any single or partial exercise of such right, power or privilege shall not exclude one Party from exercising any other right, power or privilege.

8.6	This Agreement shall be in made in English, with five (5) originals.

IN WITNESS THEREOF the Parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.

[Signature Page to the Business Operation Agreement]

Party A:

AILIBAO (FUJIAN) MARKETING MANAGEMENT CO.,LTD

Authorized Representative:	/s/ LAM Mei Ying (林美英)

Party B:

Fujian Jinjiang Chendai Ailibao Shoes & Clothes Co., Ltd

Authorized Representative:	/s/ DING Baojian (丁保健)

Party C:

Ding Baojian(丁保健)

Signature:	/s/ DING Baojian

Ding Baofu(丁保福)

Signature:	/s/ DING Baofu

Ding Changming(丁長明)

Signature:	/s/ DING Changming